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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement and in Post-Effective Amendment No. 2 on Form S-4 of Reunion Industries, Inc. of our report dated March 17, 1999 relating to the financial statements of Reunion Industries, Inc., which appears in such Registration Statement and in Post-Effective Amendment No. 2. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement and Post-Effective Amendment No. 2. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


New York, NY
August 2, 1999